Exhibit 10.4

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Second Amendment”), dated as of the 31 day of March, 2005, is made by and among HORIZON VESSELS, INC., HORIZON OFFSHORE, INC. and HORIZON OFFSHORE CONTRACTORS, INC. (collectively, “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to SouthTrust Bank) (“Lender”).

W I T N E S S E T H:

     WHEREAS, Borrower and SouthTrust Bank entered into that certain Loan Agreement (Amended and Restated) dated as of June 29, 2001 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Borrower agreed to borrow, and SouthTrust Bank agreed to lend, upon and subject to the terms thereof, up to the aggregate principal amount of $7,680,000 (the “Loan”); and

     WHEREAS, the parties hereto now desire to modify certain of the terms and conditions contained in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

     1. Capitalized terms used in this Second Amendment (including the recitals hereof) shall have the meanings assigned to them in the Loan Agreement, as amended by this Second Amendment.

     2. The Loan Agreement is hereby amended by amending and restating subsection 9 of Section 7.b. in its entirety as follows:

     9. The term “TANGIBLE NET WORTH” means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder’s equity on a consolidated balance sheet of the Parent and its subsidiaries, including without limitation adjustments for the addition of paid-in-kind interest, discounts and warrant amortization on Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of the Parent or any subsidiary appear as an asset on the Parent’s or such subsidiary’s balance sheet, (b) goodwill, including any amount, however designated, that represents the excess of purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of the Parent or any subsidiary or any affiliate, and (e) all other assets which are properly classified as intangible assets; provided further that non-cash losses due to asset impairments may be added back to the calculation of TANGIBLE NET WORTH.

     3. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Loan Agreement, except as herein modified, shall remain in full force and effect.

     4. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

BORROWER:	LENDER:

HORIZON VESSELS, INC.	WACHOVIA BANK, NATIONAL ASSOCIATION

By:	By:

Name:	Name:
Title:	Title:

HORIZON OFFSHORE, INC.

By:

Name:
Title:

HORIZON OFFSHORE CONTRACTORS, INC.

By:

Name:
Title:

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